UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2015

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona		85701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 16, 2015, we issued a press release containing certain financial information for the quarter and year ended December 31, 2014. As noted in the press release, we have provided non-GAAP financial measures (earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA), the reasons we have provided such measures and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measure. Readers should consider the non-GAAP measures in addition to, and not as a substitute for, the measure of financial performance prepared in accordance with GAAP. In this regard, GAAP refers to accounting principles generally accepted in the United States. A copy of the press release is being furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

On our earnings call scheduled for March 17, 2015, we intend to provide certain pro forma financial measures assuming our acquisitions of both Ingeus Limited (“Ingeus”) and CCHN Group Holdings, Inc., the parent company of Community Care Health Network, Inc. (d/b/a Matrix Medical Network) (“Matrix”) occurred on January 1, 2013. The table below presents our revenue and a reconciliation of net income to Adjusted EBITDA for the year ended December 31, 2014, assuming that we had acquired Ingeus and Matirx on January 1, 2013:

(in thousands)
Pro forma year ended
December 31, 2014

Service revenue	$1,801,696

Net income	$43,868

Interest expense, net	33,119
Provision for income taxes	19,643
Depreciation and amortization	61,953

EBITDA	158,583

Acquisition costs	167
Integration and restructuring charges	2,785
Ingeus acquisition related equity compensation	5,926
(Gain) on foreign currency translation	(37)
Contingent consideration adjustments	(16,314)
Asset impairment charges	6,915
Payments related to retirement of executive officers, net	511

Adjusted EBITDA	$158,536

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Company’s Press Release dated March 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: March 16, 2015	By:	/s/ Michael-Bryant Hicks
	Name:	Michael-Bryant Hicks
	Title:	Senior Vice President, General Counsel,
Corporate Secretary and Chief Compliance
Officer

4